UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 8, 2008 (December 5, 2008)

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05         Costs Associated with Exit or Disposal Activities

On December 5, 2008, Worthington Industries, Inc. (the “Company”) announced actions the Company is taking to reduce the workforce by approximately 300 employees in the steel processing and metal framing business segments, approximately 4% of the Company’s total workforce.  These actions are in addition to the previously announced (October 23, 2008) plant closings and job cuts.

The Dietrich Metal Framing business segment continues to be heavily impacted by the steep drop off in construction activity resulting from the global financial crisis and will close or suspend operations in three locations.  The Lunenburg, MA facility is expected close by February 28, 2009.  Dietrich plans to suspend operations at the Miami, FL facility by the end of February 2009, and the Phoenix, AZ facility by the end of January 2009.  Dietrich intends to re-open the Florida and Arizona facilities if business returns.  The three facility closings impact 125 employees, approximately 9% of the workforce in the Dietrich Metal Framing business segment.

The steel processing business segment will reduce its workforce across all locations by 186 employees, approximately 12% of this segment’s workforce.  These job cuts will include both hourly and salaried employees.  Steel processing is also reducing work schedules to better align with the lower market demand and employees are being asked to take unpaid time off.

The Company estimates that these workforce reductions and plant closings will result in annual savings of approximately $17 million, with one-time restructuring charges of approximately $5 million ($2 million of which is non-cash), primarily due to severance costs and asset write-downs.  The Company also expects that there will be a reduction in overall compensation expense as profit sharing and bonuses are expected to decline as earnings are negatively impacted by the depressed market conditions.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“the Act”).  Statements by the Company, related to expected savings and restructuring charges; reductions in compensation expense, profit sharing and bonuses; future earnings; and other statements which are not historical information, constitute "forward looking statements" within the meaning of the Act.  All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected.  Factors that could cause actual results to differ materially include risks described from time to time in the company's filings with the Securities and Exchange Commission.  For information about the factors that could cause such differences, please refer to the Company’s News Release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.06         Material Impairments.

The information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.        Financial Statements and Exhibits.

(a)-(c)   Not applicable.

(d)       Exhibits:

Exhibit No.	Description

99.1	News Release issued on December 5, 2008 regarding the announcement of Workforce Reductions and Plant Closings

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	December 8, 2008
		By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel and Secretary